Exhibit 99.1

PRESS RELEASE

NRG Yield, Inc. Completes Acquisition of Second Set of Assets from NRG and Updates 2015 Financial Guidance

PRINCETON, N.J., January 5, 2015 — NRG Yield, Inc. (NYSE:NYLD) has completed its previously announced second acquisition of assets from NRG Energy, Inc. for $480 million in total cash consideration, plus assumed project debt of $737 million (as of December 31, 2014) excluding adjustments for working capital. The acquisition, which totals 785 megawatts (MW) of operating capacity, includes the following assets:

•                  Walnut Creek – 500 MW natural gas facility located in City of Industry, CA

•                  Tapestry – three wind facilities totaling 204 MW; including Buffalo Bear 19 MW in Oklahoma, Taloga 130 MW in Oklahoma, and Pinnacle 55 MW in West Virginia

•                  Laredo Ridge – 81 MW wind facility located in Petersburg, NE

“With the completion of this drop-down transaction from NRG Energy, we continue to deliver on our growth strategy,” said David Crane, NRG Yield’s Chairman and Chief Executive Officer. “This transaction, when coupled with the remaining opportunities that may be presented by NRG Energy, gives us confidence in both our strategy and dividend growth targets.”

Updating Financial Guidance

As a result of the completed acquisition, NRG Yield is raising its full-year 2015 Adjusted EBITDA guidance to $705 million, from $585 million, and Cash Available for Distribution (CAFD) guidance to $195 million, from $160 million.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the U.S., including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than one million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG Yield’s expectations regarding the anticipated benefits of the acquisition of the assets from NRG. These forward-looking statements typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure of NRG to ultimately offer assets to us that have been identified eligible for acquisition, our ability to enter into new contracts as existing contracts expire and our ability to maintain and grow our quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Appendix A-1: Adjusted EBITDA and Cash Available for Distribution Guidance

	1/5/15	11/5/14
(dollars in millions)	2015 Full Year	2015 Full Year
Income before Taxes	177	174
Adjustments to income before taxes to arrive at Adjusted EBITDA
Depreciation and amortization	230	149
Interest expense, net	246	210
Contract amortization	2	2
Adjustments to reflect pro-rata Adjusted EBITDA from unconsolidated affiliates	50	50
Adjusted EBITDA	705	585
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(72)	(72)
Cash distributions from unconsolidated affiliates	38	38
Cash interest paid	(236)	(203)
Working Capital/Other	1
Maintenance capital expenditures	(16)	(16)
Change in other assets	(12)	(12)
Principal amortization of indebtedness	(213)	(160)
Estimated Cash Available for Distribution	195	160

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is Adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

Contact:
Media:	Investors:
Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Lindsey Puchyr
609.524.4527